8x8 Appoints Kevin Kraus as Chief Financial Officer

CAMPBELL, Calif. – June 6, 2023 — 8x8, Inc. (NASDAQ: EGHT), a global leader in unified communications and contact center solutions, today announced the appointment of Kevin Kraus as Chief Financial Officer (CFO).

Kraus has served as 8x8’s interim CFO since November 2022. Prior to that, he served as the company’s Senior Vice President of Finance with responsibility for financial planning and analysis and procurement functions. He brings a wealth of financial expertise and a strong track record in strategic growth to the role, demonstrating his commitment to building both successful and sustainable businesses. In his new position, Kraus will lead 8x8's global finance and accounting organizations, overseeing financial planning and operations.

“Kevin’s promotion to the CFO role is well deserved and his experience driving both operational efficiency and profitable growth make him a perfect fit for the role,” said Samuel Wilson, CEO at 8x8, Inc. “His strategic insight, coupled with his deep financial acumen, will be invaluable as we continue to evolve our business.”

Prior to joining 8x8 in 2019, Kraus served as Vice President of Finance for Imperva, a cybersecurity software company, and was Senior Director of Finance for Gigamon, a network visibility and traffic monitoring technology company, from 2015 until 2017. Kraus’s experience includes responsibilities for financial planning and analysis, procurement, facilities management, SEC reporting and investor relations, sales compensation operations, and M&A integration.

“I'm incredibly excited to continue leading the finance and accounting organization for 8x8 as chief financial officer,” said Kevin Kraus. “We have a clear vision and a strong commitment to innovation and customer success. I look forward to contributing to the company’s continued growth and helping it achieve its strategic goals.”

8x8 remains committed to expanding the 8x8 XCaaS™ (eXperience Communications as a Service™) integrated cloud Contact Center and Unified Communications platform. The company is investing in building its ecosystem of innovative technology and service partners to expand the portfolio of AI/ML solutions available on the 8x8 XCaaS platform and to deliver superior communications experiences to businesses around the world. The appointment of Kraus to the leadership team positions the company well for strategic growth and investment in innovation that will transform customer communications experiences.

Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements related to the Company’s future product strategies, investments in innovation, and new opportunities for growth and market leadership. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. Readers are directed to 8x8’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. 8x8 undertakes no obligation to update any forward-looking statements.

About 8x8 Inc.
8x8, Inc. (NASDAQ: EGHT) is transforming the future of business communications as a leading Software as a Service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat, and SMS solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between Unified Communications as a Service (UCaaS) and Contact Center as a Service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

8x8®, 8x8 XCaaS™, eXperience Communications as a Service™, eXperience Communications Platform™ are trademarks of 8x8, Inc.

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